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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.

     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in the Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File 333-44956).



                                         /s/  JAMES F. ELDRIDGE
                                         ----------------------
                                         James F. Eldridge, Esq.
                                         General Counsel
                                         Executive Vice President,
                                         Corporate Legal; Secretary

April 27, 2004